Exhibit 10.3

STANDBY PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) has been entered into as of October 6, 2014, by and between:

POSTMEDIA NETWORK CANADA CORP., a corporation governed under the laws of Canada

(“Postmedia”)

- and -

GOLDENTREE ASSET MANAGEMENT LP, a partnership governed under the laws of Delaware, on behalf of itself and each of the entities referred to in Schedule A

(the “Standby Purchaser”)

WHEREAS Postmedia or an affiliate of Postmedia (the “Purchaser”) is contemporaneously entering into the Purchase Agreement (as defined below) to acquire the issued and outstanding shares of Quebecor Media Printing Inc. (the “Acquisition”) from Quebecor Media Inc. (the “Vendor”);

AND WHEREAS Postmedia proposes to effect an offering of transferable rights (“Rights”) to acquire subscription receipts of Postmedia (“Subscription Receipts”), with each holder of Shares (as defined below) receiving one right per Share held, each Right entitling the holder thereof to subscribe for that number of Subscription Receipts equal to the Rights Ratio (as defined below) at the Subscription Price (as defined below), and each Subscription Receipt representing the holder’s right to receive one Class NC variable voting share in the capital of Postmedia (“Variable Voting Shares”) upon the closing of the Acquisition and without payment of additional consideration, to the holders of record of its Shares pursuant to a short form prospectus to raise proceeds to be used to fund a portion of the purchase price for the Acquisition (the “Rights Offering”) in an amount to be set out in the Final Prospectus (or an amendment thereto) which will be $186,000,000 less the aggregate amount of net proceeds realized from asset dispositions as permitted by the Trust Indenture (as defined below) completed between the date of this Agreement and the date of the Final Prospectus (the “Offering Amount”);

AND WHEREAS the Standby Purchaser has agreed to purchase an aggregate of 100% of the Offering Amount of Subscription Receipts that are not otherwise purchased under the Rights Offering on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as set forth below.

Article 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless something in the subject matter is inconsistent therewith:

“accredited investor” has the meaning set forth in Section 6.1(k);

“Acquisition” has the meaning set forth in the recitals to this Agreement;

“Action” means any action, claim, application, investigation, lawsuit, arbitration, order, direction, notice of non-compliance or proceeding of any nature by or before any Governmental Entity;

“Additional Subscription Privilege” means the entitlement of a holder of Rights, who has exercised his, her or its Basic Subscription Privilege in full, to subscribe for additional Subscription Receipts (if such are available) pursuant to the Rights Offering, as such entitlement will be further detailed in the Prospectus;

“affiliates” has the meaning ascribed thereto in the Canada Business Corporations Act;

“Basic Subscription Privilege” means the entitlement of a holder of Rights to subscribe for his, her or its pro rata portion of Subscription Receipts under the Rights Offering based on his, her or its holding of Shares on the Record Date;

“Business Day” means any day, other than a Saturday or a Sunday, upon which banks are open for business in the cities of Toronto, Ontario and New York, New York;

“Closing Date” means two Business Days following the Expiry Time, or such other date as may be agreed by Postmedia and the Standby Purchaser, which in no event will be later than the Outside Date;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as Postmedia and the Standby Purchaser may agree;

“Comparison EBITDA” means $[REDACTED][Commercially sensitive], being Postmedia’s earnings before interest, taxes, depreciation and amortization for the period commencing on September 1, 2013 and ending December 31, 2013, calculated on a basis consistent with past practice and excluding the impact of restructuring costs and stock based compensation;

“Competition Act” means the Competition Act (Canada), as amended, and the regulations thereunder;

“Current EBITDA” means Postmedia’s earnings before interest, taxes, depreciation and amortization for the period commencing on September 1, 2014 and ending December 31, 2014, calculated on a basis consistent with past practice and excluding the impact of restructuring costs and stock based compensation, as set out on the EBITDA Certificate;

“Debt Financing Receipt Indenture” means the subscription receipt indenture dated the date hereof between the Material Subsidiary and the subscription receipt agent thereunder pursuant to which the Debt Subscription Receipts will be issued;

“Debt Subscription Receipts” means the debt subscription receipts to be issued pursuant to the Debt Financing Receipt Indenture entitling each holder thereof to receive the Notes, subject to the terms and conditions set out in the Debt Financing Receipt Indenture and the Trust Indenture;

“EBITDA Certificate” means the certificate dated the date of the Final Prospectus (or the date any Prospectus Amendment to the Final Prospectus) and signed on behalf of Postmedia by the Chief Financial Officer of Postmedia in form and content satisfactory to the Standby Purchaser, acting reasonably, addressed to the Standby Purchaser certifying for and on behalf of Postmedia the Current EBITDA;

“Expiry Time” means 5:00 p.m. (Toronto time) on the date to be set forth in the Final Prospectus, such date and time being the date and time on which the Rights will expire and become null and void and such date being expected to be on or about the 21st day following the date on which the Final Prospectus is mailed to holders of Shares as of the Record Date;

“Final Prospectus” means the (final) short form prospectus (in the English and French languages) to be filed by Postmedia with the Securities Commissions in connection with the Rights Offering and the distribution of the Securities as amended by any Prospectus Amendment to the Final Prospectus;

“First Supplemental Indenture” means the first supplemental indenture to the Trust Indenture in substantially the form attached hereto as Schedule B containing the amendments to the Trust Indenture to permit the issuance of the Debt Subscription Receipts, among other things;

“Governmental Entity” means any (i) multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“Issue Price” means, for each of the Subscription Receipts, the lesser of: (i) $1.10, provided that if the Current EBITDA is less than [REDACTED] [Commercially sensitive]% of the Comparison EBITDA, $0.72; and (ii) if the Issue Price determined pursuant to clause (i) does not represent a “significant discount” (as defined in Section 614(c)(ii) of the TSX Company Manual) to the market price of the Variable Voting Shares at the time of the filing of the Final Prospectus, the highest price that is sufficient to ensure that the Issue Price represents a significant discount;

“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to in the context in which the word is used;

“Material Subsidiary” means Postmedia Network Inc.;

“material change” means a material change for the purposes of Securities Laws;

“material fact” means a material fact for the purposes of Securities Laws;

“Misrepresentation” means (a) a “misrepresentation” as defined in section 1(1) of the Securities Act or (b) as to any document, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

“Notes” a total of approximately $140 million principal amount of 8.25% senior secured notes to be issued by the Material Subsidiary pursuant to the Trust Indenture in accordance with the terms and conditions of the Debt Financing Receipt Indenture;

“Offering Amount” has the meaning set forth in the recitals to this Agreement;

“Outside Date” means June 26, 2015;

“Postmedia” means Postmedia Network Canada Corp., a corporation governed by the Canada Business Corporations Act;

“Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including a Governmental Entity or political subdivision or an agency or instrumentality thereof;

“Preliminary Prospectus” means the preliminary short form prospectus (in the English and French Languages) to be filed by Postmedia with the Securities Commissions in connection with the Rights Offering and the distribution of the Securities;

“Prospectus” means, collectively, the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment including, in each case, where the context so permits, all documents incorporated by reference therein;

“Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus;

“Public Documents” means (i) the annual information form for Postmedia dated November 27, 2013; (ii) management’s discussion and analysis for Postmedia for the year ended August 31, 2013; (iii) the audited consolidated financial statements of Postmedia as at and for the year ended August 31, 2013, together with the auditors’ reports thereon; (iv) management’s discussion and analysis for Postmedia for the three and nine months ended May 31, 2014; (v) the unaudited interim condensed consolidated financial statements for the three and nine months ended May 31, 2014; (vi) management proxy circular dated November 27, 2013 in connection with Postmedia’s January 9, 2014 annual and special meeting; (vii) all material change reports filed by Postmedia since August 31, 2013; and (viii) any other document which is or will be incorporated by reference in the Prospectus;

“Purchase Agreement” means the purchase agreement to be entered into between the Purchaser and the Vendor in connection with the Acquisition;

“Purchaser” has the meaning set forth in the recitals to this Agreement;

“Qualifying Jurisdictions” means each of the Provinces of Canada other than Quebec and, if Postmedia elects in its sole discretion, the Province of Quebec;

“Receiptholders” means holders of Subscription Receipts;

“Record Date” means the record date for the purpose of the Rights Offering that will be established by Postmedia in the Final Prospectus;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Release Conditions” will include:

(a)

all conditions to the closing of the Acquisition set forth in the Purchase Agreement have been satisfied or waived by Postmedia or will be satisfied or waived by Postmedia substantially concurrently with the release of the Offering Amount;

(b)	the Acquisition will close substantially concurrently with the release of the Offering Amount;

(c)	the Offering Amount will be used to satisfy a portion of the purchase price under the Purchase Agreement and costs and expenses associated therewith;

(d)

Postmedia will contemporaneously with the closing of the Acquisition pay the standby commitment fee pursuant to Section 2.6(c) to the Standby Purchaser, or as the Standby Purchaser may otherwise direct;

(e)

except for frivolous actions or proceedings by a Person other than a Governmental Entity, there are no Actions in progress, or to the knowledge of Postmedia or the Standby Purchaser, pending or threatened, by any Person in any jurisdiction, to enjoin, restrict or prohibit the issuance of the Shares;

(f)

the Shares are listed on the TSX, and the TSX has conditionally approved the listing of Shares issuable upon the conversion of the Subscription Receipts, subject to the filing of customary documents with the TSX;

(g)

each of the Transaction Agreements (other than this Agreement) shall remain in full force and effect, unamended (except for amendments made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion), and no condition contained in the Transaction Agreements (other than this Agreement) has become incapable of being satisfied prior to the closing date specified therein;

(h)

prior to or concurrently with the release of the Offering Amount, the Notes will have been issued in accordance with the Debt Subscription Receipt Indenture and the Trust Indenture, and the Notes will remain outstanding;

(i)

Postmedia and its affiliates will not have waived or agreed to waive (explicitly or by implication) any term, condition, right or benefit under the Purchase Agreement, the Debt Financing Receipt Indenture or the Subscription Receipt Agreement (except for waivers made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion);

(j)	no Default (as defined in the Trust Indenture) or Event of Default (as defined in the Trust Indenture) shall have occurred and be continuing under the Trust Indenture;

(k)	Postmedia shall not have failed to pay an amount owing to the holders of the Debt Subscription Receipts when required under the Debt Financing Receipt Indenture;

(l)

the board of directors of Postmedia will have irrevocably waived the application of the Rights Plan to the Rights Offering, including with respect to the Securities to be acquired by the Standby Purchaser pursuant to Section 2.3 of this Agreement and upon completion of the transactions contemplated by the Transaction Agreements;

(m)

the Standby Purchaser will have received at the time of the release of the Offering Amount a certificate or certificates dated on the date of the release of the Offering Amount and signed on behalf of Postmedia by the Chief Executive Officer and the Chief Financial Officer of Postmedia or such other officers of Postmedia acceptable to the Standby Purchaser, acting reasonably, in form and content satisfactory to the Standby Purchaser, acting reasonably, addressed to the Standby Purchaser certifying for and on behalf of Postmedia after having made due enquiry and after having examined the Prospectus, including all documents incorporated by reference, that:

(i)

no order, ruling or determination, or change in Law, having the effect of preventing, restricting, suspending the sale or distribution of the Securities or suspending or ceasing the trading of the Securities or any other securities of Postmedia has been issued by any Governmental Entity and is continuing in effect and no inquiry (whether formal or informal) or other proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Securities Laws or by any Governmental Entity; and

(ii)

the representations and warranties of Postmedia contained in this Agreement are true and correct in all material respects as of the date of the release of the Offering Amount with the same force and effect as if made at and as of the date of the release of the Offering Amount, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the date of the release of the Offering Amount;

and all such matters will in fact be true and correct as at the time of the release of the Offering Amount; and

(n)

any other conditions, in a form mutually acceptable to Postmedia and the Standby Purchaser, each acting reasonably, as are customarily included as release conditions in subscription receipt agreements of this nature;

“Rights” has the meaning set forth in the recitals to this Agreement;

“Rights Offering” has the meaning set forth in the recitals to this Agreement;

“Rights Offering Launch Date” means January 26, 2015;

“Rights Plan” means the Shareholder Rights Plan Agreement dated as of November 8, 2010 between Postmedia and Computershare Investor Services Inc., as rights agent;

“Rights Ratio” means (A/B)/C, where A = the Offering Amount; B = the Issue Price; and C = the number of Shares outstanding on the date of the Final Prospectus;

“Rule 144” means Rule 144 under the U.S. Securities Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Second Supplemental Indenture” means the second supplemental indenture to the Trust Indenture to be entered into between Postmedia, the guarantors and Computershare Trust Company of Canada with respect to the issuance of the Notes pursuant to the Debt Subscription Receipts pursuant to the Debt Financing Receipt Indenture;

“Securities” means, collectively, the Rights, the Subscription Receipts issuable upon exercise of the Rights (including the Standby Purchaser Rights Offering Subscription Receipts), the Standby Subscription Receipts and the Shares underlying the Subscription Receipts and the Standby Subscription Receipts;

“Securities Act” means the Securities Act (Ontario), as amended;

“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities of all of the Qualifying Jurisdictions;

“Securities Laws” means all applicable securities laws in each of the Qualifying Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the securities regulatory authorities in the Qualifying Jurisdictions, and the applicable rules and policies of the TSX, the U.S. Securities Act and the rules and regulations promulgated thereunder, and applicable securities laws of the states of the United States in which the Rights are offered;

“SEDAR” means the System for Electronic Document Analysis and Retrieval (SEDAR) as further described within National Instrument 13-101 of the Canadian Securities Administrators;

“Shares” means, collectively, the Voting Shares and the Variable Voting Shares;

“Standby Commitment” has the meaning set forth in Section 2.3;

“Standby Purchaser” has the meaning set forth on the first page of this Agreement;

“Standby Purchaser Information” means information in the Prospectus relating to the Standby Purchaser that is provided by the Standby Purchaser in writing for inclusion in the Prospectus and is described in a letter to be provided by the Standby Purchaser to Postmedia on or about the date of each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, as applicable;

“Standby Purchaser Rights Offering Subscription Receipts” means the Subscription Receipts issuable to the Standby Purchaser pursuant to the exercise of its Rights;

“Standby Subscription Receipts” has the meaning set forth in Section 2.3;

“Subscription Price” means the Issue Price multiplied by the Rights Ratio;

“Subscription Receipts” has the meaning set forth in the recitals to this Agreement;

“Subscription Receipt Agent” means Computershare Trust Company of Canada;

“Subscription Receipt Agreement” means the subscription receipt agreement to be entered into by Postmedia and the Subscription Receipt Agent in connection with the Rights Offering containing customary terms and conditions for subscription receipts of this nature, including the Release Conditions;

“Transaction Agreements” means collectively, the Subscription Receipt Agreement, the Purchase Agreement, the Debt Financing Receipt Indenture and this Agreement;

“Trust Indenture” means the Senior Secured Notes Indenture, dated as of August 16, 2012, among the Material Subsidiary, Postmedia, as guarantor and Computershare Trust Company of Canada, as trustee and collateral agent, which governs the Material Subsidiary’s 8.25% senior secured notes due 2017, as will be amended pursuant to the First Supplemental Indenture and the Second Supplemental Indenture;

“TSX” means the Toronto Stock Exchange;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

“Variable Voting Shares” has the meaning set forth in the recitals to this Agreement;

“Vendor” has the meaning set forth in the recitals to this Agreement;

“Voting Restriction Agreement” has the meaning set forth in Section 2.8; and

“Voting Shares” means the Class C voting shares in the capital of Postmedia.

1.2

Headings, etc. The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.

1.3

Plurality and Gender. Words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and vice versa and the words importing persons will include individuals, partnerships, trusts, corporations, governments and governmental authorities and vice versa.

1.4	Currency. Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of Canada.

1.5

Governing Law. This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party hereby unconditionally and irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising out of this Agreement.

1.6

Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect. The parties hereto agree to negotiate in good faith a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

1.7

Statutes. Any reference to a statute, act or law will include and will be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.

1.8

Accounting Terms. All accounting terms not specifically defined in this Agreement are to be interpreted in accordance with generally accepted accounting principles as set out in the Canadian Institute of Chartered Accountants Handbook – Accounting, as applicable to Postmedia, at the relevant time applied on a consistent basis.

Article 2

STANDBY COMMITMENT

2.1

Conduct of Rights Offering. Subject to and in accordance with the terms hereof, Postmedia agrees to offer, in accordance with Securities Laws, the Rights, the Subscription Receipts issuable upon the exercise of the Rights and the Shares underlying the Subscription Receipts pursuant to the Prospectus to Persons that are the holders of record of Shares on the Record Date (i) in the Qualifying Jurisdictions; (ii) in the United States of America, provided that Postmedia shall not be required to make an offer in any state where such state’s securities commission would conduct a substantive review of the Preliminary Prospectus or the Final Prospectus or where such filing would result, in the reasonable judgment of Postmedia, in undue expense or delay to the closing of the Rights Offering; and (iii) in any other jurisdiction that Postmedia has satisfied itself is entitled to receive the Securities under the Rights Offering in accordance with the Laws of such jurisdiction without obliging Postmedia to register the Securities or file a prospectus or other similar disclosure document or to make any other filings or become subject to any reporting or disclosure obligations that Postmedia is not otherwise already obligated to make.

2.2

Proceeds. All proceeds from the exercise of Rights will be held by the Subscription Receipt Agent in escrow in accordance with the terms of the Subscription Receipt Agreement. As provided in the Subscription Receipt Agreement, if the conditions set out therein are satisfied on or before the date set out therein, each holder of a Subscription Receipt will automatically receive, without the payment of any additional consideration, one Variable Voting Share for each Subscription Receipt held by the Receiptholder. As further set out in the Subscription Receipt Agreement, if the Subscription Receipts have not been exchanged for Shares before the Outside Date or if the Subscription Receipt Agreement is terminated, all issued and outstanding Subscription Receipts will be automatically terminated and cancelled and each Receiptholder will, on the third Business Day following the occurrence of such event, be entitled to receive an amount equal to the full Issue Price for each Subscription Receipt held by such Receiptholder and its pro rata share of any earned interest, less applicable withholding taxes, if any, and the Subscription Receipt Agent shall pay such amount to the Receiptholders by certified cheque or wire transfer of immediately available funds on such date.

2.3

Standby Commitment. Subject to and in accordance with the limitation set out in this Section 2.3 and the other terms hereof, if Postmedia proceeds with the Rights Offering, the Standby Purchaser hereby agrees to purchase from Postmedia, and Postmedia hereby agrees to sell to the Standby Purchaser, at the Issue Price and on the Closing Date, any Subscription Receipts that are not otherwise subscribed for in the Rights Offering by holders of Rights prior to the Expiry Time (the “Standby Subscription Receipts”). In this regard and to the extent that the Rights Offering is made in the applicable jurisdiction of residence of the Standby Purchaser, the Standby Purchaser agrees to exercise its Basic Subscription Privilege. The aggregate number of Subscription Receipts required to be purchased pursuant to this Section 2.3 will be equal to: (i) the number of Subscription Receipts authorized to be issued on the Record Date pursuant to the exercise of the Rights, minus (ii) the number of Subscription Receipts subscribed for and taken up under the Rights Offering by holders of Rights (including, for greater certainty and without limitation, pursuant to the Additional Subscription Privilege) (such commitment referred to as the “Standby Commitment”).

2.4	Timing of Rights Offering. Subject to and in accordance with the terms hereof, Postmedia agrees that it will file:

(a)	with the Securities Commissions, the Preliminary Prospectus on or as soon as reasonably practicable after the Rights Offering Launch Date;

(b)

with the Securities Commissions, the Final Prospectus on the day which is two Business Days following the date on which all necessary approvals and consents are received from the Securities Commissions and the TSX which are necessary or advisable, in Postmedia’s opinion, acting reasonably, to proceed with the filing of the Final Prospectus and completion of the Rights Offering.

(c)	with the SEC, the Form F-7 registration statement no later than the date on which the Final Prospectus is mailed to holders of record of Shares on the Record Date; and

(d)

with applicable state securities commissions, any required filings; provided that Postmedia shall not be required to make any filing with any state securities commission (i) where such commission would conduct a substantive review of the Preliminary Prospectus or the Final Prospectus or (ii) which would result, in the reasonable judgment of Postmedia, in undue expense or delay to the closing of the Rights Offering.

Postmedia will use commercially reasonable efforts to obtain a receipt (or analogous decision document) as soon as possible following the filing of each of the Preliminary Prospectus and Final Prospectus (and any Prospectus Amendment) with the Securities Commissions.

2.5

Payment for Standby Subscription Receipts. Subject to and in accordance with the terms hereof, on the Closing Date, the Standby Purchaser will pay, in immediately available funds by wire transfer to an account designated by Postmedia the aggregate purchase price that is payable for the Standby Subscription Receipts to be purchased by it hereunder in accordance with Section 2.3 hereof and Postmedia will issue the Standby Subscription Receipts to the Standby Purchaser.

2.6

Fees to the Standby Purchaser. Subject to successful completion of the Rights Offering and performance by the Standby Purchaser of its obligations hereunder, in consideration solely for the Standby Commitment, Postmedia will pay, and the Standby Purchaser will be entitled to receive, a payment:

(a)	$1,860,000 on the date hereof, in immediately available funds by wire transfer to an account(s) designated by the Standby Purchaser;

(b)	equal to 1% of the Offering Amount on the Closing Date, in accordance with Section 7.1, in immediately available funds by wire transfer to an account(s) designated by the Standby Purchaser; and

(c)	equal to 2% of the Offering Amount on the closing date of the Acquisition, in immediately available funds by wire transfer to an account(s) designated by the Standby Purchaser.

2.7

Rights of Set-Off. In satisfaction of all or any portion of the payment being made by the Standby Purchaser in accordance with Section 2.5, the Standby Purchaser will have the right to set-off amounts owed by Postmedia to the Standby Purchaser, including amounts owing by Postmedia to the Standby Purchaser pursuant to Section 2.6 and Section 12.1.

2.8

Voting Restriction Agreement. In the event that on the Closing Date it is determined by the parties hereto that immediately following the closing of the Acquisition the Standby Purchaser will own Shares carrying 33 1/3% or more of the outstanding voting rights in respect of all of the issued and outstanding Shares, each of the Standby Purchaser and Postmedia will, on the Closing Date, enter into an agreement (in the form of agreement agreed to by the parties as of the date hereof) pursuant to which the Standby Purchaser will agree to not vote more than that number of its Shares that represent 33 1/3%, less one Share, of the outstanding voting rights in respect of all of the issued and outstanding Shares (the “Voting Restriction Agreement”).

Article 3

COVENANTS OF POSTMEDIA

3.1	Subject to and in accordance with the terms hereof, Postmedia undertakes and agrees with and in favour of the Standby Purchaser that:

(a)

Preliminary Prospectus. As set forth in Section 2.4, it will prepare, and on or as soon as reasonably practicable after the Rights Offering Launch Date, it will file with the Securities Commissions, the Preliminary Prospectus relating to the proposed distribution of the Securities.

(b)

Final Prospectus and Qualification. As set forth in Section 2.4, it will prepare and file with the Securities Commissions the Final Prospectus relating to the proposed distribution of the Securities, and take all other steps and proceedings that may be necessary in order to qualify the distribution of the Securities in each of the Qualifying Jurisdictions in which the Final Prospectus has been filed. Prior to the filing the Final Prospectus, Postmedia will deliver to the Standby Purchaser the EBITDA Certificate.

(c)

Registration Statement on Form F-7 and State Securities Law Filings. As set forth in Section 2.4, it will prepare, and file with the SEC, the Form F-7 registration statement relating to the Rights Offering, and will make such other state securities law filings as are necessary in order to enable holders of Shares in such states to participate in the Rights Offering, subject to the limitations set forth in Section 2.4.

(d)

Supplementary Material. If required by Securities Laws, it will prepare any amendments to the Prospectus or the Form F-7 registration statement or any documentation supplemental thereto or any amending or supplemental documentation or any similar document required to be filed by it under the Securities Laws. It will also promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under the Securities Laws as a result of any material change.

(e)

Consents and Approvals. It will use its commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Securities and the entering into and performance by it of this Agreement and the transaction contemplated herein and in the other Transaction Agreements (including, for greater certainty, the issuance of the Rights, the Subscription Receipts issuable upon the exercise of such Rights and the Shares underlying such Subscription Receipts, as well as the issuance to the Standby Purchaser of the Standby Subscription Receipts, and the Variable Voting Shares underlying such Standby Subscription Receipts).

(f)

Cease Trade Order or Other Investigation. From the date hereof through the earlier of (i) the Closing Date, and (ii) the termination of this Agreement, it will immediately notify the Standby Purchaser in writing of any written demand, request or inquiry (formal or informal) by any Securities Commission, the TSX, the SEC or other Governmental Entity that concerns any matter relating to the affairs of Postmedia that may affect the Rights Offering, the transactions contemplated herein and in the other Transaction Agreements, or any other matter contemplated by this Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any order suspending or preventing the use of the Prospectus or any cease trading or similar order or ruling relating to any securities of Postmedia. Any notice delivered to the Standby Purchaser pursuant to this Section 3.1(f) will contain reasonable details of the notice, demand, request, inquiry, correspondence, order or ruling in question. Postmedia will use all reasonable efforts to prevent the issuance of any orders contemplated in this Section 3.1(f) and, if issued, to obtain their prompt withdrawal.

(g)

TSX Listing. It will take all action as may be required and appropriate so that each of the Rights, the Subscription Receipts issuable upon exercise of the Rights, the Shares underlying the Subscription Receipts, the Standby Subscription Receipts and the Variable Voting Shares underlying the Standby Subscription Receipts have been conditionally approved for listing on the TSX, subject to receipt of customary final documentation.

(h)

Securities Laws. It will take all action as may be necessary and appropriate so that the Rights Offering and the transactions contemplated in this Agreement and in the other Transaction Agreements will be effected in accordance with Securities Laws. It will consult with the Standby Purchaser and its advisors upon its reasonable request regarding the manner in which the Rights Offering and the other transactions contemplated herein and in the other Transaction Agreements will comply with applicable Securities Laws, and it will provide to the Standby Purchaser and its advisors copies of any documents that are to be submitted by it to any Securities Commission, the TSX, the SEC or other regulatory authority for such purpose prior to being so submitted and it will give the Standby Purchaser and its advisors an opportunity to comment on same, and Postmedia will not file the Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment, or the Form F-7 registration statement or any amendment thereto, without first obtaining approval from the Standby Purchaser after consultation with the Standby Purchaser with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed.

(i)

Corporate Existence. In the event of a merger, consolidation or sale of all or substantially all of its assets, Postmedia will ensure that the surviving successor entity in such transaction assumes its obligations hereunder.

(j)

Obtaining of Report. It will cause the Subscription Receipt Agent to deliver to the Standby Purchaser, as soon as is practicable following the Expiry Time, but in any event before the Closing Date, details concerning the total number of Rights duly subscribed and paid for by holders of Rights under the Rights Offering, including those Rights subscribed and paid for pursuant to the Additional Subscription Privilege.

(k)

Use of Proceeds. The net proceeds (net of all dealer-manager, rights agency, legal, accounting and standby fees and expenses related to the Rights Offering) received by Postmedia in connection with the Rights Offering and the sale and issuance by Postmedia of Standby Subscription Receipts to the Standby Purchaser under this Agreement will be used by Postmedia to fund a portion of the purchase price for the Acquisition pursuant to the Purchase Agreement as will be described under the heading “Use of Proceeds” in the Prospectus and for no other purpose, unless otherwise agreed in writing by the Standby Purchaser.

(l)

Due Diligence. Prior to the filing of each of the Preliminary and Final Prospectus and up until the Closing Time, Postmedia will permit the Standby Purchaser and its advisors to participate fully in the preparation of the Prospectus and will allow the Standby Purchaser and its advisors to conduct all due diligence investigations which the Standby Purchaser reasonably requires to assist the Standby Purchaser in determining whether the Final Prospectus contains any Misrepresentation.

(m)

Mailing of Materials. It will effect and complete the mailing of commercial copies of the Final Prospectus to each of the registered holders of the Shares in the Qualifying Jurisdictions as soon as practicable following the Record Date and to the beneficial holders of Shares in the manner contemplated by National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer as soon as practicable following the Record Date.

(n)

Subscription Receipt Agreement. It will enter into the Subscription Receipt Agreement on or prior to the filing of the Final Prospectus providing for the creation and issue of the Subscription Receipts.

Article 4

CHANGES

4.1	Material Change During Distribution. During the period from the date of this Agreement to the Closing Date, Postmedia will promptly notify the Standby Purchaser in writing of:

(a)

any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Postmedia and its subsidiaries taken as a whole;

(b)	any material fact that has arisen or been discovered and that would be required to be disclosed in the Prospectus if filed on such date; and

(c)

any change in any material fact (which for the purposes of this Agreement will be deemed to include the disclosure of any previously undisclosed material fact) contained in the Prospectus, including all documents incorporated by reference, which fact or change is, or may be, of such a nature as to render any statement in the Prospectus misleading or untrue or which would result in a Misrepresentation in the Prospectus or which would result in the Prospectus not complying with Securities Laws.

Postmedia will promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Standby Purchaser, with all applicable filings and other requirements under the Securities Laws as a result of such fact or change. However, Postmedia will not file any Prospectus Amendment, amendment to the Form F-7 registration statement or other document without first obtaining approval from the Standby Purchaser, after consultation with the Standby Purchaser with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed. Postmedia will in good faith discuss with the Standby Purchaser any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.1.

4.2

Change in Securities Laws. If prior to the Closing Time, there is any change in the Securities Laws which, in the opinion of the Standby Purchaser, requires the filing of a Prospectus Amendment or amendment to the Form F-7 registration statement, Postmedia will, to the satisfaction of the Standby Purchaser, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required, or amendment to the Form F-7 registration statement, as applicable, with the SEC.

4.3

Change in Closing Date. If a material change or a change in a material fact occurs prior to the Closing Date, then, subject to Article 9, the Closing Date will be, unless Postmedia and the Standby Purchaser otherwise agree in writing, the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any appropriate decision documents obtained for such filings and notice of such filings from Postmedia or Postmedia’s counsel have been received by the Standby Purchaser; however, in no event will the Closing Date be later than the Outside Date.

Article 5

REPRESENTATIONS AND WARRANTIES OF POSTMEDIA

5.1	Postmedia represents and warrants to the Standby Purchaser that:

(a)	Each of Postmedia and the Material Subsidiary has been duly incorporated and is validly existing and in good standing under the Laws of Canada.

(b)

Each of Postmedia and the Material Subsidiary is duly qualified to own its properties and assets and to carry on its business as presently conducted, is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its business, properties and assets require such qualification.

(c)

Each of Postmedia and the Material Subsidiary is conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on and holds all licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on, in all material respects, as presently conducted and its properties and assets to be owned, leased and operated.

(d)

The authorized capital of Postmedia consists of an unlimited number of Voting Shares and an unlimited number of Variable Voting Shares. As of the date hereof, 938,519 Voting Shares and 39,271,100 Variable Voting Shares are issued and outstanding.

(e)	Postmedia has all requisite power and authority to carry out its obligations under this Agreement.

(f)	Postmedia is the direct beneficial and registered owner of all of the issued and outstanding shares in the capital of the Material Subsidiary.

(g)

All issued and outstanding shares of Postmedia have been duly authorized and validly issued, and are fully paid and non-assessable shares in the capital of Postmedia. When issued and delivered to the respective purchaser and paid for by the respective purchaser in accordance with the terms and conditions of the Rights Offering and/or the terms and conditions of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will be free and clear of all liens, pledges, claims, encumbrances, security interests and other restrictions, except for any restrictions on resale or transfer imposed by applicable Laws. The issuance of the Securities will not be subject to any pre-emptive or similar rights (it being acknowledged by the Standby Purchaser that the number of Standby Subscription Receipts that it may be entitled to receive pursuant to this Agreement will depend on the number of Subscription Receipts to be issued to those Persons who have exercised Rights prior to the Expiry Time, including pursuant to the Additional Subscription Privilege).

(h)

Except as described in this Section 5.1(h) and other than in connection with the Rights Offering or to the Standby Purchaser under this Agreement, no person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive, contractual or otherwise) with or against Postmedia for the purchase, subscription or issuance of any shares or other securities of Postmedia, other than pursuant to outstanding options granted under Postmedia’s stock option plan to acquire an aggregate of 1,710,000 Shares and outstanding restricted share units granted under Postmedia’s restricted share unit plan to acquire an aggregate of 600,000 Shares.

(i)

The execution, delivery and performance by each of Postmedia and the Material Subsidiary of those Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or in the case of the Subscription Receipt Agreement will prior to the Closing Date be, duly authorized by all necessary action on Postmedia’s and the Material Subsidiary’s part, as applicable, and do not and will not result in a breach by Postmedia or the Material Subsidiary of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach by Postmedia or the Material Subsidiary of and do not and will not conflict with or constitute a default under:

(i)

the constating documents or by-laws of Postmedia or the Material Subsidiary, any of the terms, conditions or provisions of the resolutions of the board of directors (or any committee thereof) or shareholders of Postmedia or the Material Subsidiary or any of the terms, conditions or provisions of any material contract, material indenture, mortgage, note, joint venture or partnership arrangement, agreement (written or oral), instrument or lease to which Postmedia or the Material Subsidiary is party or by which Postmedia or the Material Subsidiary is bound; or

(ii)

any Law or any judgment or decree of any other governmental body, agency or court having jurisdiction over Postmedia or the Material Subsidiary or any material license or permit required to enable Postmedia or the Material Subsidiary to own its assets or carry on its business as described in the Prospectus.

(j)	In respect of the proposed Acquisition:

(i)	the Standby Purchaser has been provided access to all material documents and due diligence materials in the possession of Postmedia which relate to the Acquisition; and

(ii)	the completion of the Acquisition will not result in a breach of the by-laws, the constating documents or any material agreement to which Postmedia or the Material Subsidiary is a party.

(k)

This Agreement has been duly executed and delivered by Postmedia and constitutes a legal, valid and binding obligation of Postmedia, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(l)

As of the date of this Agreement, Postmedia is a reporting issuer (or equivalent where applicable) in good standing in all of the Qualifying Jurisdictions other than Quebec, and at the Closing Time Postmedia will be a reporting issuer (or equivalent where applicable) in good standing in all of the Qualifying Jurisdictions. Postmedia is in compliance in all material respects with all continuous and timely disclosure obligations under applicable Securities Laws.

(m)

Postmedia will, as of the date of the Preliminary Prospectus, be qualified to file a prospectus in the form of a short form prospectus pursuant to the provisions of National Instrument 44-101 — Short Form Prospectus Distributions. Postmedia is eligible to file a Form F-7 registration statement.

(n)

Each of the consolidated financial statements of Postmedia contained in the Public Documents, including each Public Document filed after the date hereof until the Closing Date, (i) complies or, when filed, will comply as to form in all material respects with the Securities Laws, (b) has been or, when filed, will have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by applicable Securities Laws) and (c) fairly presents, or when filed will fairly present, in all material respects, the consolidated financial position of Postmedia and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements may omit footnotes which are not required in unaudited financial statements and are subject to normal year end adjustments.

(o)

The Public Documents were, at their respective time of issue, filing or publication and at the date of this Agreement (except as subsequently amended or superseded by a filing prior to the date of this Agreement), true and correct in all material respects, contained no Misrepresentations and were prepared in accordance with and complied with the Securities Laws applicable to each such document.

(p)

Except as disclosed in the Public Documents, none of the directors or officers of Postmedia or any associate or affiliate of the foregoing has any interest, direct or indirect, in any material transaction or any proposed material transaction with Postmedia which, as the case may be, materially affects, is material to or will materially affect Postmedia.

(q)

There is no action, suit, proceeding or investigation pending or, to the knowledge of the officers of Postmedia, threatened against or affecting Postmedia or any of its subsidiaries or any of the properties or assets of Postmedia or of any of its subsidiaries or before any Governmental Entity, which is, or would reasonably be expected to be, material and adverse to Postmedia and its subsidiaries, on a consolidated basis, or does, or would reasonably be expected to, materially and adversely affect the consummation of the transactions contemplated by the Transaction Agreements.

(r)

No consent, approval, order or authorization of, or declaration with any Governmental Entity or any third party is required by or with respect to Postmedia or any of its affiliates in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions by Postmedia and its affiliates contemplated hereby and thereby, other than, in the case of this Agreement, the consents, approvals, or authorizations that may be required by the Securities Laws and in the case of the other Transaction Agreements, the consents, approvals, or authorizations identified in such agreements.

(s)

At the time of its filing and as at the Closing Date, the Prospectus will comply, in all material respects, with the requirements of the Securities Laws in the Qualifying Jurisdictions, and will comply with the requirements of the Securities Act; and at the time of its filing and as at the Closing Date, the information and statements contained therein, together with the documents incorporated by reference, will be true and correct in all material respects, contain no Misrepresentations and will constitute full, true and plain disclosure of all material facts relating to the Securities; provided that the foregoing will not apply to any information or statements contained in the Prospectus relating solely to the Standby Purchaser which the Standby Purchaser has specifically provided to Postmedia in writing for inclusion in such Prospectus.

(t)	At the Closing Date and subject to the completion of the filings and other matters contemplated herein, the distribution of the Securities by Postmedia will comply with applicable Securities Laws.

(u)

At the date of filing the Final Prospectus (and any Prospectus Amendment to the Final Prospectus) and at the Closing Date the information contained in the EBITDA Certificate will be true and correct in all respects.

(v)

Postmedia is not in violation in any material respect of any of the rules and policies of the TSX, including the applicable listing requirements of the TSX, and its Shares are currently listed thereon.

5.2

Survival. All representations and warranties of Postmedia contained herein or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering herein contemplated, will survive the completion of the purchase of Securities by the Standby Purchaser and will continue in full force and effect for a period of two years notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of the Standby Purchaser.

Article 6

REPRESENTATIONS WARRANTIES AND AGREEMENTS OF THE STANDBY

PURCHASER

6.1	Representations. The Standby Purchaser represents and warrants to Postmedia that:

(a)	It is limited partnership organized and existing under the Laws of Delaware and that it has the power to enter into and perform its obligations under this Agreement.

(b)	The execution, delivery and performance by the Standby Purchaser of this Agreement:

(i)	has been duly authorized by all necessary action on its part;

(ii)

does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of any material contract which it is a party or pursuant to which any of its material assets or property may be affected; and

(iii)	will not result in the violation of any applicable Law.

(c)

This Agreement has been duly executed and delivered by the Standby Purchaser and constitutes a legal, valid and binding obligation of the Standby Purchaser, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangement or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)

No consent, approval, order or authorization of, or declaration with, any Governmental Entity is required by or with respect to the Standby Purchaser or any of its affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions by the Standby Purchaser contemplated hereby, other than consents, approvals, or authorizations that may be required by any Securities Commissions or under the Competition Act.

(e)

Subject to the provisions of this Agreement, it has had access to such information concerning Postmedia as it has considered necessary to enter into this Agreement and to undertake its obligations hereunder.

(f)

Provided Postmedia has complied with the provisions of this Agreement required to be complied with on or prior to the Expiry Date, it will exercise (and cause each of its affiliates to exercise) its Basic Subscription Privilege in full.

(g)

It has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts in accordance with this Agreement and is able to bear the economic risks of such investment.

(h)

If required under applicable Laws or Securities Laws, it will execute, deliver and file and otherwise assist Postmedia in filing such required reports and such other required documents with respect to the issue of the Securities, provided that Postmedia acknowledges and agrees that it has not engaged the Standby Purchaser to act as underwriter (as defined under applicable Securities Laws) and the Standby Purchaser will not be required to sign a certificate in the Prospectus in that capacity or any other capacity.

(i)

On the Closing Date the Standby Purchaser will have (regardless of the number of Rights that are exercised by the holders of Rights prior to the Expiry Time) the financial ability and sufficient funds to make and complete the payment for the Standby Subscription Receipts and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person(s), and the Standby Purchaser acknowledges that it will, in conjunction with Postmedia, be required in accordance with Section 6.1 of National Instrument 45-101 — Rights Offerings, to deliver evidence of its financial ability to pay for all of the Standby Subscription Receipts to the Securities Commissions at or prior to the time of filing of the Prospectus with the Securities Commissions.

(j)

It has acknowledged and agreed that (i) the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts that it purchases, and the Variable Voting Shares underlying the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, are being offered and sold to it pursuant to an exemption from the registration requirements of the U.S. Securities Act and are restricted securities within the meaning of Rule 144; (ii) the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, and the Variable Voting Shares underlying the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, may only be sold outside of the United States in accordance with Regulation S, or within the United States pursuant to Rule 144, if available, or, upon receipt of a legal opinion addressed to Postmedia of independent counsel reasonably satisfactory to Postmedia, pursuant to a transaction otherwise exempt from registration under the U.S. Securities Act; and (iii) the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, and the Variable Voting Shares underlying the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, shall bear a U.S. Securities Act legend setting forth the resale restrictions described in clause (ii).

(k)	The Standby Purchaser is an “accredited investor” within the meaning of Rule 501 under the U.S. Securities Act (an “accredited investor”).

6.2

Agreements. The Standby Purchaser agrees that it will not sell the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts, or the Variable Voting Shares underlying the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription receipts, (i) outside the

United States other than in accordance with Regulation S or (ii) within the United States, except pursuant to Rule 144, if available, or, upon receipt of a legal opinion addressed to Postmedia of independent counsel reasonably satisfactory to Postmedia, pursuant to a transaction otherwise exempt from registration under the U.S. Securities Act.

6.3

Subscription Receipt Agreement. The Standby Purchaser will enter into the Subscription Receipt Agreement on or prior to the filing of the Final Prospectus providing for the creation and issue of the Subscription Receipts.

6.4

Survival. All representations, warranties and agreements of the Standby Purchaser contained herein or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering herein contemplated, will survive the completion of the purchase of Securities by the Standby Purchaser and will continue in full force and effect for a period of two years notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of Postmedia.

Article 7

CLOSING AND CONDITIONS

7.1

Closing Time. The closing of the purchase by the Standby Purchaser and sale by Postmedia of the Standby Subscription Receipts to be purchased by the Standby Purchaser hereunder will be completed at the Toronto offices of Goodmans LLP at the Closing Time. At such time, and upon payment being made by the Standby Purchaser in accordance with Section 2.5, definitive certificates representing the number of Subscription Receipts that is equal to the number of Standby Subscription Receipts to be purchased by the Standby Purchaser hereunder will be delivered to the Standby Purchaser by Postmedia and such certificates will be registered in the name of the Standby Purchaser, one or more designees of the Standby Purchaser provided that any such designee is an accredited investor with respect to whom the Standby Purchaser or one of its affiliates has discretionary investment authority. Postmedia will contemporaneously pay the standby commitment fee pursuant to Section 2.6(b) to the Standby Purchaser, or as the Standby Purchaser may otherwise direct.

7.2

Mutual Conditions. The respective obligations of each of Postmedia and the Standby Purchaser to complete the issuance by Postmedia and the purchase by the Standby Purchaser of the Standby Subscription Receipts are subject to the following conditions being satisfied in full:

(a)

Except for frivolous actions or proceedings by a Person other than a Governmental Entity, there are no Actions in progress, or to the knowledge of Postmedia or the Standby Purchaser, pending or threatened, by any Person in any jurisdiction, to enjoin, restrict or prohibit the Rights Offering or the issuance of any of the Securities.

(b)

The Rights and Shares are listed on the TSX, and the TSX has conditionally approved the listing of the Subscription Receipts and Shares issuable upon the conversion of the Subscription Receipts, subject to the filing of customary documents with the TSX.

7.3

Conditions in Favour of Standby Purchaser. The obligation of the Standby Purchaser to complete the purchase of the Standby Subscription Receipts is subject to the following conditions being satisfied in full, which conditions are for the exclusive benefit of the Standby Purchaser, any of which may be waived, in whole or in part, by the Standby Purchaser, in its sole and absolute discretion:

(a)

All actions required to be taken by or on behalf of Postmedia including the passing of all requisite resolutions of the directors of Postmedia and all requisite filings with any Governmental Entity will have occurred on or prior to the Closing Date, so as to validly authorize the execution and filing of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment and to create and issue the Securities, in each case having, in all material respects, the attributes contemplated by the Prospectus, and Postmedia will have taken all requisite actions, including the passing of all requisite resolutions of the directors of Postmedia, and have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other Governmental Entities required in connection with the Rights Offering, the other transactions contemplated herein and the purchase of Standby Subscription Receipts by the Standby Purchaser as contemplated by this Agreement (but excluding, for greater certainty, such filings, approvals, orders, rulings and consents, as may be needed to permit the Standby Purchaser to acquire all of the Variable Voting Shares that may be issued to it on conversion of all Subscription Receipts acquired by it pursuant to this Agreement).

(b)

The Standby Purchaser will have received, with respect to such matters as it may reasonably request, a legal opinion dated as of the Closing Date from Canadian counsel to Postmedia, acceptable in form and substance to the Standby Purchaser’s counsel, acting reasonably, as to matters of law (who may rely on the opinion of counsel acceptable to them as to matters governed by the laws of jurisdictions other than the Province of Ontario or the laws of Canada applicable therein, and who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of Postmedia).

(c)	The terms of the Rights Offering will not have been changed from those set out herein and Postmedia will not have terminated the Rights Offering or publically announced its intention to do so.

(d)

Postmedia or one of its affiliates, as applicable, will have entered into each of the Purchase Agreement, the Debt Financing Receipt Indenture and the Subscription Receipt Agreement in the form of each such document as provided to the Standby Purchaser, which agreements will remain in full force and effect, unamended, as at the Closing Time (except for amendments made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion), and no condition contained in the Transaction Agreements (other than this Agreement) has become incapable of being satisfied prior to the closing date specified therein.

(e)

The Debt Subscription Receipts will be issued and outstanding or, if the Debt Subscription Receipts have been replaced by the Notes in accordance with the Debt Financing Receipt Indenture and the Trust Indenture, the Notes shall be issued and outstanding.

(f)

Postmedia and its affiliates will not have waived or agreed to waive (explicitly or by implication) any term, condition, right or benefit under the Purchase Agreement, the Debt Financing Receipt Indenture or the Subscription Receipt Agreement (except for waivers made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion).

(g)	No Default (as defined in the Trust Indenture) or Event of Default (as defined in the Trust Indenture) shall have occurred and be continuing under the Trust Indenture.

(h)	Postmedia shall not have failed to pay an amount owing to the holders of the Debt Subscription Receipts when required under the Debt Financing Receipt Indenture.

(i)

The board of directors of Postmedia will have irrevocably waived the application of the Rights Plan to the Rights Offering, including with respect to the Securities to be acquired by the Standby Purchaser pursuant to Section 2.3 of this Agreement and upon completion of the transactions contemplated by the Transaction Agreements.

(j)

The Standby Purchaser will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of Postmedia by the Chief Executive Officer and the Chief Financial Officer of Postmedia or such other officers of Postmedia acceptable to the Standby Purchaser, acting reasonably, in form and content satisfactory to the Standby Purchaser, acting reasonably, addressed to the Standby Purchaser certifying for and on behalf of Postmedia after having made due enquiry, with respect to the following matters:

(i)	its constating documents;

(ii)

the resolutions of its board of directors relevant to the approval of the Prospectus and the signing and filing thereof, the allotment, issue and sale of the Securities and the authorization of this Agreement and the other Transaction Agreements and transactions contemplated herein and therein; and

(iii)	the incumbency and signatures of its authorized signing officers.

(k)

The Standby Purchaser will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of Postmedia by the Chief Executive Officer and the Chief Financial Officer of Postmedia or such other officers of Postmedia acceptable to the Standby Purchaser, acting reasonably, in form and content satisfactory to the Standby Purchaser, acting reasonably, addressed to the Standby Purchaser certifying for and on behalf of Postmedia after having made due enquiry and after having examined the Prospectus, including all documents incorporated by reference, that:

(i)

since the respective dates as of which information is given in the Final Prospectus, as amended or supplemented by any Prospectus Amendment, there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Postmedia and its subsidiaries on a consolidated basis, and none of the management or the board of directors of Postmedia or any of its subsidiaries has approved any transaction out of the ordinary course of business, other than in each case as disclosed in the Final Prospectus (including the documents incorporated by reference therein) or any Prospectus Amendment (including the documents incorporated by reference therein);

(ii)

no order, ruling or determination, or change in Law, having the effect of preventing, restricting, suspending the sale or distribution of the Securities or suspending or ceasing the trading of the Securities or any other securities of Postmedia has been issued by any Governmental Entity and is continuing in effect and no inquiry (whether formal or informal) or other proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Securities Laws or by any Governmental Entity;

(iii)

Postmedia has duly performed or complied, in all material respects, with all terms, conditions and covenants of this Agreement on its part to be complied with or to be satisfied by it up until Closing; and

(iv)

the representations and warranties of Postmedia contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Date, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the Closing Date;

and all such matters will in fact be true and correct as at the Closing Time.

7.4

Condition in Favour of Postmedia. The obligation of Postmedia to issue the Standby Subscription Receipts to the Standby Purchaser is subject to the following conditions being satisfied in full which conditions are for the exclusive benefit of Postmedia, and which may be waived, in whole or in part, by Postmedia, in its sole and absolute discretion:

(a)

Postmedia will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of the Standby Purchaser by such officers of the Standby Purchaser acceptable to Postmedia, acting reasonably, addressed to Postmedia certifying for and on behalf of the Standby Purchaser after having made due enquiry that:

(i)	the Standby Purchaser has duly complied, in all material respects, with the terms, conditions and covenants of this Agreement on its part to be complied with up until Closing; and

(ii)

the representations and warranties of the Standby Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the Closing Date;

and all such matters will in fact be true and correct as at the Closing Time.

(b)

If the Standby Purchaser and Postmedia are obligated to enter into the Voting Restriction Agreement pursuant to Section 2.8, the Voting Restriction Agreement shall have been entered into by the Standby Purchaser and, unless terminated or repudiated by Postmedia shall remain in full force and effect.

7.5

Each of Postmedia and the Standby Purchaser agrees that it will use commercially reasonable efforts to cause the conditions set forth in this Article 7 to be satisfied to the extent that such conditions relate to acts to be performed or caused to be performed by such party.

Article 8

PUBLIC ANNOUNCEMENT

8.1

Public Announcement. Postmedia will make a public announcement regarding this Agreement (in a form satisfactory to the Standby Purchaser, acting reasonably) contemporaneously with (or that will be included within) the public announcement to be made by Postmedia regarding the Acquisition, the Debt Financing Receipt Indenture and the Rights Offering, and the parties acknowledge that a copy of this Agreement is required to be filed electronically on SEDAR following its execution by the parties hereto and on EDGAR as an exhibit to the Form F-7 registration statement.

Article 9

TERMINATION

9.1

Termination by Postmedia or Standby Purchaser. Either Postmedia or the Standby Purchaser may terminate and cancel its obligations under this Agreement, without any liability on its part, if any of the conditions set out in Section 7.2 is not satisfied on or before the Closing Date.

9.2	Termination by Postmedia. Postmedia may terminate and cancel its obligations under this Agreement, without any liability on its part, if the Purchase Agreement is terminated.

9.3	Termination by the Standby Purchaser. The Standby Purchaser may terminate and cancel its obligations under this Agreement, without any liability on its part, if:

(a)

the Shares, the Subscription Receipts or the Rights are de-listed or suspended or halted for trading for a period of four or more consecutive Business Days for any reason by the TSX at any time prior to the Closing Date;

(b)	the Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment is not in a form approved by the Standby Purchaser in accordance with Section 3.1(h);

(c)

the conditions to closing in favour of the Standby Purchaser referred to in Section 7.3 above have not been satisfied on or before the Outside Date, and/or have, at any time and for any reason, become incapable of being satisfied by the Outside Date; or

(d)	Postmedia is in material breach of or in material default under any provision, term or condition contained in the Debt Financing Receipt Indenture or any replacement thereof.

The rights of termination contained in this Section 9.3 may be exercised by the Standby Purchaser and, subject to Section 9.4, are in addition to any other rights or remedies the Standby Purchaser may have in respect of any default, act or failure to act of Postmedia in respect of any matters contemplated by this Agreement.

9.4

Notwithstanding any other provision hereof, should Postmedia or the Standby Purchaser validly terminate this Agreement pursuant to, and in accordance with, this Article 9: (i) the obligations of Postmedia and the Standby Purchaser under this Agreement will terminate and there will be no further liability on the part of the Standby Purchaser to Postmedia or on the part of Postmedia to the Standby Purchaser hereunder (except for any liability of any party that exists at such time or that may arise thereafter pursuant to Article 10 or Section 12.1 hereof); and (ii) the Standby Purchaser shall be entitled to retain the amount paid by Postmedia to the Standby Purchaser pursuant to Section 2.6(a). In the event that the Purchase Agreement is terminated following the Closing Date, the Standby Purchaser shall be entitled to retain the amounts paid by Postmedia to the Standby Purchaser pursuant to Section 2.6(a) and Section 2.6(b).

Article 10

INDEMNIFICATION

10.1

Postmedia covenants and agrees to protect, indemnify and hold harmless the Standby Purchaser for and on behalf of itself and for and on behalf of and in trust for each of its affiliates and its and their respective directors, officers, employees, agents, partners and shareholders from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:

(a)

by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus other than any Misrepresentation or alleged Misrepresentation relating to any Standby Purchaser Information; and/or

(b)

by reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission, or other competent authority in Canada or before or by any Governmental Entity, based upon or relating to the Rights Offering or the other transactions contemplated in this Agreement including, without limitation, any actions taken or statements made by or on behalf of Postmedia in connection with the Rights Offering or the other transactions contemplated in this Agreement or any Misrepresentation or alleged Misrepresentation in the Prospectus other than any Misrepresentation or alleged Misrepresentation relating to any Standby Purchaser Information;

(c)

the non-compliance or alleged non-compliance by Postmedia with any requirement of the Securities Laws or any other applicable Laws in connection with the Rights Offering or the other transactions contemplated in this Agreement, including Postmedia’s non-compliance with any statutory requirement to make any document available for inspection; and/or

(d)	by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of Postmedia contained herein.

10.2

The Standby Purchaser covenants and agrees to protect, indemnify and hold harmless Postmedia for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of the Standby Purchaser contained herein or by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation relating to any Standby Purchaser Information.

10.3

In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such Person (an “Indemnified Party”) will promptly notify the Person from whom indemnification is being sought (being either Postmedia under Section 10.1 or the Standby Purchaser under Section 10.2, as the case may be (the “Indemnifying Party”)) and the Indemnifying Party will promptly retain counsel who will be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party will pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

10.4

In any such claim, action, suit or proceeding, the Indemnified Party will have the right to retain other counsel to act on his, her or its behalf, provided that the fees and disbursements of such other counsel will be paid by the Indemnified Party unless:

(a)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such other counsel; or

(b)

the named parties to any such claim, action, suit or proceeding (including any added, third or impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defenses).

10.5

Subject to Section 10.4, it is understood and agreed that the Indemnifying Party will not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all Persons in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm will be designated in writing by the Indemnified Party (on behalf of itself and its directors, officers, employees, agents and shareholders).

10.6

Notwithstanding anything herein contained, no Indemnified Party will agree to any settlement of any such claim, action, suit, proceeding, inquiry or investigation in respect of which indemnification is or might reasonably be considered to be provided for herein, unless the Indemnifying Party has consented in writing thereto, and the Indemnifying Party will not be liable for any settlement of any such claim, action, suit, proceeding, inquiry or investigation unless it has consented in writing thereto.

10.7

If the indemnification provided for in this Article 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the

Indemnified Party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party (which in the case of the Standby Purchaser and each of its affiliates and its and their respective directors, officers, employees, agents, partners and shareholders, is limited to the Standby Purchaser Information) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, however, that no person guilty of fraudulent misrepresentation will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.8

The obligations of Postmedia and the Standby Purchaser under this Article 10 will survive completion of any offerings described herein and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

Article 11

NOTICE

11.1

Notice. Any notice or other communication required or permitted to be given hereunder will be in writing and will be personally delivered or sent by facsimile transmission or other means of electronic transmission as set forth below, or to such other address, facsimile number or person as may be designated by notice.

(a)	In the case of Postmedia:

Postmedia Network Canada Corp.

365 Bloor Street East

12th Floor

Toronto, Ontario M4W 3L4

Attention: Doug Lamb, Executive Vice President and Chief Financial Officer and Jeffrey Haar, Executive Vice President, Legal and General Counsel

Fax: (416) 383-2463

With a copy (which will not constitute notice) to:

Goodmans LLP

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention: Dale Lastman and Michael Partridge

Fax: (416) 979-1234

(b)	In the case of the Standby Purchaser:

GoldenTree Asset Management LP

300 Park Avenue

21st Floor

New York NY 10022

United States of America

Attention: Peter Alderman

Fax: (212) 847-3496

With a copy (which will not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention: Brian M. Pukier

Fax: (416) 947-0866

11.2

Receipt of Notice. Notice will be deemed to be given on the day of actual delivery or the day of facsimile transmission or other means of electronic transmission, as the case may be, or if not a Business Day, on the next Business Day.

Article 12

MISCELLANEOUS

12.1

Expenses. Postmedia will be responsible for all expenses related to the Rights Offering, whether or not it is completed, including, without limitation, all fees and disbursements of its legal counsel, fees and disbursements of its accountants and auditors, all expenses related to roadshows and marketing activities and any marketing documents or materials (including, without limitation, slide presentations and videos, if any), printing costs, translation fees and filing fees. In addition, Postmedia will reimburse the Standby Purchaser for the reasonable fees and disbursements of legal counsel to the Standby Purchaser and for other reasonable out-of-pocket expenses incurred by the Standby Purchaser in connection with this Agreement.

12.2

Further Assurances. The parties hereto agree to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

12.3

Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto, provided, however, that the rights and obligations of the Standby Purchaser to purchase Standby Subscription Receipts hereunder may be assigned in whole or in part to one or more affiliates or funds managed by the Standby Purchaser or its affiliates designated in writing by the Standby Purchaser, to the extent permitted by applicable law, which assignment will not release the Standby Purchaser from its obligations hereunder.

12.4	Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.5

Waiver. Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained herein will not be construed as a waiver or relinquishment of such covenant. No waiver by either party hereto of any such covenant or right will be deemed to have been made unless expressed in writing and signed by the waiving party.

12.6

Amendments. No term or provision hereof may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought; provided that the Standby Purchaser may, from time to time and without the consent of Postmedia, amend Schedule A by providing Postmedia with written notice of such amendment.

12.7

Counterparts. This Agreement may be signed in one or more counterparts, each of which once signed will be deemed to be an original. All such counterparts together will constitute one and the same instrument. Notwithstanding the date of execution of any counterpart, each counterpart will be deemed to bear the effective date first written above. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, will be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person

12.8	Time. Time will be of the essence of this Agreement.

12.9

Entire Agreement. This Agreement and any other agreements and other documents referred to herein and delivered in connection herewith, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

12.10

Language. The parties hereby confirm their express wish that this document and all documents and agreements directly or indirectly related thereto be drawn up in English. Les parties aux présentes reconnaissent qu’à leur demande le présent document ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement sont rédigés en langue anglaise.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date first written above.

POSTMEDIA NETWORK CANADA CORP.

Per:	“Doug Lamb”
Name:	Doug Lamb
Title:	Executive Vice President and Chief Financial Officer

Per:	“Jeffrey Haar”
Name:	Jeffrey Haar
Title:	Executive Vice President, Legal and General Counsel

GOLDENTREE ASSET MANAGEMENT LP

Per:	“Peter Alderman”
Name:	Peter Alderman
Title:	Authorized Signatory

Schedule A – Standby Purchaser Entities

[REDACTED] [Commercially sensitive]

A-1

Schedule B – First Supplemental Indenture

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 2014, by and among, POSTMEDIA NETWORK INC., a corporation incorporated under the Canada Business Corporations Act, as issuer (the “Issuer”), POSTMEDIA NETWORK CANADA CORP., a corporation incorporated under the Canada Business Corporations Act, as guarantor (the “Guarantor”) and COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee (the “Trustee”), and COMPUTERSHARE TRUST COMPANY OF CANADA, as collateral agent.

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 16, 2012, providing for the issuance of an unlimited aggregate principal amount of 8.25% Senior Secured Notes due 2017 (the “Notes”).

AND WHEREAS Section 9.02 of the Indenture permits the Issuer, the Guarantors, the Trustee and the Collateral Agent to amend or supplement the Indenture for the purpose of giving effect to any amendments, the substance of which have been consented to by the Holders of a majority principal amount of the Notes.

AND WHEREAS, Section 13.12 of the Indenture permits all actions which may be taken and all powers that may be exercised by the Holders at a meeting held as set out in Article 13 of the Indenture also to be taken and exercised by the holders of not less than 50% of the aggregate principal amount of the outstanding Notes, by a signed instrument in one or more counterparts and the expression “resolution” when used in the Indenture shall include an instrument so signed.

AND WHEREAS, the holders of not less than 50% of the aggregate principal amount of the outstanding Notes have executed a resolution or other instrument in writing authorizing the modification of the Indenture as provided for herein.

AND WHEREAS, pursuant to the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Supplemental Indenture by the Issuer, to make this Supplemental Indenture effective and binding upon the Issuer.

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Secured Parties as follows:

Article 1

INTERPRETATION

Section 1.01 Definitions

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture:

Section 1.02 General Rule

Subject to the terms and conditions herein contained, the Indenture is hereby amended to the extent necessary to give effect to the provisions of this First Supplemental Indenture and to incorporate the provisions of this First Supplemental Indenture into the Indenture.

Section 1.03 Currency

Unless otherwise noted, all dollar amounts expressed in this Supplemental Indenture are expressed in Canadian Dollars.

Article 2

AMENDMENTS TO INDENTURE

Section 2.01 Amendments to Indenture

(a)	The defined terms “Sun Acquisition” and “Sun Acquisition Closing Date” are hereby added to Section 1.01 in its appropriate alphabetical order as follows:

“Sun Acquisition” means the purchase or other acquisition by Issuer of all or substantially all of the issued and outstanding Capital Stock of a direct or indirect subsidiary or subsidiaries of Quebecor Media Inc. to which all or a substantial portion of the assets related to Quebecor Media Inc.’s Sun Media English language newspapers and Islington print facility are to be transferred, pursuant to the purchase agreement dated on or around October 6, 2014, between the Issuer and Quebecor Media Inc., as amended, supplemented, waived or otherwise modified from time to time.

“Sun Acquisition Relevant Date” means the earlier of (a) date of the closing of the Sun Acquisition and (b) the date the Sun Acquisition is abandoned by the Issuer.

(b)

The definition of “Asset Disposition” in Section 1.01 is hereby amended by deleting the word “and” at the end of clause (20), replacing the period at the end of clause (21) with a semi-colon, and adding a new clause (22) and (23) as follows:

“(22) the disposition of the facility located at 7001 rue St. Jacques, Montreal, provided that, (i) such disposition is announced prior to November 30, 2014 and (ii) the net proceeds of such disposition are held in a segregated account and (A) are used to fund a portion of the purchase price for the Sun Acquisition (in such case such amount may, but shall not be required to, reduce the amount of the equity contribution required for the Sun Acquisition), or (B) if not so used by the Sun Acquisition Relevant Date, applied in the manner required by section 4.10 as if the net proceeds were derived from an Asset Disposition; and

(23) the disposition of the facility located at 215-16th Street, 315-16th Street and 1790-3rd Avenue, SE Calgary, provided that, (i) such disposition is completed prior to the Sun Acquisition Closing Date; (ii) the Consolidated First-Lien Leverage Ratio at the time of such disposition is not greater than 2.0 to 1.0 (with a deduction to the numerator in the Consolidated First-Lien Leverage Ratio for cash on hand of the Parent and Issuer at such time, up to a maximum of $25 million, for the purposes of this clause (23) only); and (iii) the net proceeds of such disposition are held in a segregated account and (A) are used to fund a portion of the purchase price for the Sun Acquisition (in such case such amount shall reduce the amount of the equity contribution required for the Sun Acquisition), or (B) if not so used by the Sun Acquisition Relevant Date, applied in the manner required by section 4.10 as if the net proceeds were derived from an Asset Disposition.

(c)	The definition of “Excluded Contribution” in Section 1.01 is hereby amended by inserting the following immediately prior to the period at the end thereof:

“; provided, however, the net cash proceeds received by the Issuer from any equity rights offering or other equity offering of any kind completed in connection with, and applied to the financing of, the Sun Acquisition shall be deemed to be an Excluded Contribution”

(d)

The definition of “Permitted Liens” in Section 1.01 is hereby amended by deleting “and” at the end of clause (41), replacing the period at the end of clause (42) with “; and” and adding a new clause (43) as follows:

“(43) Liens (including without limitation, Liens ranking pari-passu with the Notes) securing the Sun Indebtedness.”

(e)	The defined term “Sun Indebtedness” is hereby added to Section 1.02 in its appropriate alphabetical order as follows:

Term	Defined in Section
“Sun Indebtedness”	Section 4.09(b)(19)

(f)	Section 3.08 is hereby amended by adding the following language as a new paragraph prior to the definition of “Excess Cash Flow”:

“For clarity, the numerator in the “Consolidated First-Lien Leverage Ratio” shall not include any Sun Indebtedness evidenced by subscription receipts for which proceeds are being held in escrow or another similar type of arrangement pending closing of the Sun Acquisition.”

(g)	Section 4.09(b) is hereby amended as follows:

(i)	Deleting the word “and” at the end of Section 4.09(b)(18) and adding a new Section 4.09(b)(19), as follows, with the subsequent section renumbered accordingly:

“the incurrence of an additional principal amount of Indebtedness not to exceed $140.0 million, which may (without limitation) comprise of Additional Notes, Pari Passu Indebtedness including senior secured notes and/or bridge loans (including subscription receipts or similar arrangements therefor) in connection with the Sun Acquisition and costs and Expenses associated therewith (the “Sun Indebtedness”); and”

(ii)	Section 4.09(b)(19) is hereby amended by deleting “(18)” in the first line thereof and replacing it with “(19)”, replacing “4.09(b)(19)” with “4.09(b)(20)” in the fourth line thereof.

(h)

Section 10.05 is hereby amended by (i) deleting the word “leased” in Section 10.05(ii) and replacing it with “Material Leases entered into” and (ii) adding the following after the words “Issue Date” in the last paragraph of Section 10.05 “or date of acquisition or lease, as applicable”.

Article 3

MISCELLANEOUS PROVISIONS

Section 3.01 Confirmation of Existing Security

Each of the Issuer and the Guarantor acknowledges and confirms that notwithstanding the execution of this Supplemental Indenture each of the existing Collateral Documents that Issuer and Guarantor have executed in favour of Collateral Agent (i) remains in full force and effect and has not been terminated discharged or released, (ii) constitutes legal valid and binding obligation of Issuer and Guarantor enforceable against Issuer and Guarantor under the laws governing the applicable security document in accordance with its terms, subject to applicable bankruptcy insolvency and other laws of general application limiting the enforceability of creditors rights and (iii) continues to stand as valid and enforceable security for the Obligations, as amended hereby.

Section 3.02 Supplemental to the Note Indenture

This Supplemental Indenture is supplemental to the Indenture and the Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the Notes as if all the provisions of the Indenture and this Supplemental Indenture were combined in one instrument. This Supplemental Indenture shall, unless the context otherwise requires, be subject to the interpretation provisions contained in Section 1.03 of the Indenture. The Indenture is and shall remain in full force and effect with regards to all matters governing the Notes, except as modified or supplemented by this Supplemental Indenture. Notwithstanding the foregoing, in the event any term or provision contained herein shall conflict with or be inconsistent with any term or provision of the Indenture, the terms and provisions of this Supplemental Indenture shall govern, but for greater certainty this paramountcy clause shall not be operative with respect to any other Supplemental Indenture executed on the date hereof and all such Supplemental Indentures shall be interpreted in a manner consistent with each other.

Section 3.03 Future Reference to the Note Indenture

On and after the date of this First Supplemental Indenture, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import referring to the Indenture, and each reference in any related document to the Indenture, “thereunder”, “thereof”, “therein” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as amended hereby. The Indenture, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 3.04 Governing Law

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS IF CANADA APPLICABLE THEREIN.

Section 3.05 Waiver of Jury Trial

EACH OF ISSUER, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.06 Counterparts

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (whether by original, facsimile or other electronic method of transmission) shall be considered an original, but all of them together represent the same agreement.

Section 3.07 Headings

The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Indenture to be executed on their behalf, effective as of the day and year first written above.

POSTMEDIA NETWORK INC., as Issuer

By:
Name: Title:

By:
Name: Title:

By:
Name: Title:

POSTMEDIA NETWORK CANADA CORP., as Guarantor

By:
Name: Title:

By:
Name: Title:

By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee and Collateral Agent

By:
Name: Title:

By:
Name: Title:

By:
Name: Title:

6378340